UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2023
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3911 Sorrento Valley Boulevard, Suite 110
San Diego
CA	92121
(Address of principal executive offices)	(Zip Code)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LGND	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2023, the board of directors (the “Board”) of Ligand Pharmaceuticals Incorporated (the “Company”) appointed Martine Zimmermann as a member of Board. The appointment was made based upon the recommendation of the Board’s nominating and corporate governance committee.
Ms. Zimmermann, 55, has been Senior Vice President and Head of Regulatory Affairs and R&D Quality at Ipsen Biopharmaceuticals, a global biopharmaceuticals company, since January 2023. Previously, she served as Senior Vice President, Head of Global Regulatory Affairs at Alexion Pharma International from June 2016 until January 2023 and in various roles of increasing responsibility at Alexion Pharma International since 2009. Throughout her career, she has acquired extensive expertise as Regulatory Affairs Executive in both small and large pharmaceutical groups, holding senior roles in the United States, Europe and Asia-Pacific. Ms. Zimmermann has worked across all phases of drug development within several therapeutic areas, interacting with relevant regulatory authorities in key markets, including the U.S. Food and Drug Administration, the European Medicines Agency and the Japanese Pharmaceuticals and Medical Devices Agency. She also serves on the board of directors of Inventiva S.A., a publicly-traded biotechnology company, since April 2021 and previously served on the board of directors of Caelum Biosciences from 2019 until Caelum was acquired by AstraZeneca in 2021. Ms. Zimmerman holds a Doctor of Pharmacy degree from the University of Strasbourg.
In connection with her appointment to the Board, pursuant to the Company’s independent director compensation policy, Ms. Zimmermann has been granted restricted stock units representing 2,285 shares of the Company’s common stock and options to purchase 11,345 shares of the Company’s common stock. The options have an exercise price per share equal to $59.08, the fair market value of the Company’s common stock on the date of grant. The foregoing awards will vest in three equal annual installments on each of the first three anniversaries following the date of grant. Ms. Zimmermann will also receive cash compensation for her service on the Board in accordance with the Company’s director compensation and stock ownership policy, as such policy may be amended from time to time. Ms. Zimmermann has entered into the Company’s standard form of indemnification agreement, the form of which has been filed with the Company’s most recent annual report on Form 10-K.
There are no arrangements or understandings between Ms. Zimmermann and any other person pursuant to which she was selected to serve on the Board. There are no transactions in which the Company or any of its subsidiaries is a party and in which Ms. Zimmermann has a material interest subject to disclosure under Item 404(a) of Regulation S-K. The Board has determined that Ms. Zimmermann is an independent director in accordance with the listing requirements The Nasdaq Stock Market LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: September 27, 2023	By: /s/ Andrew Reardon Name: Andrew Reardon Title: Chief Legal Officer and Secretary